Exhibit (h)(7)

John Hancock Investment Management LLC
200 Berkeley Street
Boston, MA 02116

March 25, 2021

To the Trustees of:

John Hancock Funds II

200 Berkeley Street

Boston, MA 02116

Re:   Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Advisory Agreements dated December 18, 2013 and January 1, 2014 entered into by and between John Hancock Investment Management LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), as amended, on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.       The Adviser agrees to waive its management fee for each Fund or, to the extent necessary, bear other expenses, as set forth in the Appendices attached hereto. As noted in the Appendices, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.

2.       We understand and intend that the Trust will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT LLC		ACCEPTED BY: JOHN HANCOCK FUNDS II

By:	/s/ Jeffrey H. Long	By:	/s/ Charles A. Rizzo
	Name: Jeffrey H. Long		Name: Charles A. Rizzo
	Title: Chief Financial Officer		Title: Chief Financial Officer

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Funds.

APPENDIX A

Fund Level Contractual Expense Limitations

The Adviser contractually agrees to reduce its management fee for each Fund listed below, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund set forth below. “Other Expenses” means the expenses of the Fund, excluding (a) advisory fees, (b) taxes, (c) brokerage commissions, (d) interest expense, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) class specific expenses, (g) underlying fund expenses (“acquired fund fees”), and (h) short dividend expense.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Alternative Asset Allocation Fund	0.04%	December 31, 2022[1]
Multimanager Lifestyle Aggressive Portfolio	0.05%	April 30, 2022
Multimanager Lifestyle Growth Portfolio	0.05%	April 30, 2022
Multimanager Lifestyle Balanced Portfolio	0.05%	April 30, 2022
Multimanager Lifestyle Moderate Portfolio	0.05%	April 30, 2022
Multimanager Lifestyle Conservative Portfolio	0.05%	April 30, 2022
Multi-Index Lifestyle Aggressive Portfolio	0.05%	December 31, 2021[2]
Multi-Index Lifestyle Growth Portfolio	0.05%	December 31, 2021[2]
Multi-Index Lifestyle Balanced Portfolio	0.05%	December 31, 2021[2]
Multi-Index Lifestyle Moderate Portfolio	0.05%	December 31, 2021[2]
Multi-Index Lifestyle Conservative Portfolio	0.05%	December 31, 2021[2]

1       At the March 23-25, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the contractual limit on fund level expenses for the Funds set forth above, with an expiration date of December 31, 2022, each effective upon the current expiration date of December 31, 2021.

2       At the March 23-25, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the contractual limit on fund level expenses for the Funds set forth above, with an expiration date of December 31, 2022, each effective upon the current expiration date of December 31, 2021.

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APPENDIX B

Fund Level Contractual Expense Waiver

For each Fund listed below, the Adviser contractually agrees to waive its advisory fees and/or reimburse certain Expenses including underlying fund expenses (“Acquired fund fees”) to reduce the total annual fund operating expenses by the amounts set forth in the table below as a percentage of average daily net assets of the Fund.

The current expense waiver agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Waiver	Expiration Date of Expense Limit
N/A
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APPENDIX C

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Emerging Markets Debt Fund	0.78%	December 31, 2021
Opportunistic Fixed Income Fund (formerly, Global Bond Fund)	0.80%	December 31, 2021
Global Equity Fund	0.89%	December 31, 2021
Multi-Asset High Income Fund (formerly, Income Allocation Fund)	0.52%	December 31, 2021
Floating Rate Income Fund	0.66%	December 31, 2021
Fundamental All Cap Core Fund	0.84%	November 30, 2021
Small Cap Value Fund	0.97%	December 31, 2021
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APPENDIX D

Fund Level Target Date Portfolio Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which certain “Expenses,” including underlying fund expenses (“acquired fund fees”), exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” includes acquired fund fees and all Fund expenses other than (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, and (j) short dividend expense.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Multi-Index Income Preservation Portfolio	0.33%	December 31, 2022[1]
Multi-Index 2025 Preservation Portfolio	0.35%	December 31, 2022[1]
Multi-Index 2030 Preservation Portfolio	0.36%	December 31, 2022[1]
Multi-Index 2035 Preservation Portfolio	0.36%	December 31, 2022[1]
Multi-Index 2040 Preservation Portfolio	0.36%	December 31, 2022[1]
Multi-Index 2045 Preservation Portfolio	0.37%	December 31, 2022[1]
Multi-Index 2050 Preservation Portfolio	0.38%	December 31, 2022[1]
Multi-Index 2055 Preservation Portfolio	0.38%	December 31, 2022[1]
Multi-Index 2060 Preservation Portfolio	0.37%	December 31, 2022[1]
Multi-Index 2065 Preservation Portfolio	0.37%	December 31, 2022[1]
Multi-Index 2010 Lifetime Portfolio	0.36%	December 31, 2022[1]
Multi-Index 2015 Lifetime Portfolio	0.36%	December 31, 2022[1]
Multi-Index 2020 Lifetime Portfolio	0.35%	December 31, 2022[1]
Multi-Index 2025 Lifetime Portfolio	0.34%	December 31, 2022[1]
Multi-Index 2030 Lifetime Portfolio	0.32%	December 31, 2022[1]
Multi-Index 2035 Lifetime Portfolio	0.31%	December 31, 2022[1]
Multi-Index 2040 Lifetime Portfolio	0.31%	December 31, 2022[1]
Multi-Index 2045 Lifetime Portfolio	0.31%	December 31, 2022[1]
Multi-Index 2050 Lifetime Portfolio	0.31%	December 31, 2022[1]
Multi-Index 2055 Lifetime Portfolio	0.31%	December 31, 2022[1]
Multi-Index 2060 Lifetime Portfolio	0.31%	December 31, 2022[1]

1  At the March 23-25, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the fund level contractual limits for the Funds set forth above to December 31, 2022, each effective upon the current expiration of December 31, 2021.

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Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Multi-Index 2065 Lifetime Portfolio	0.31%	December 31, 2022[1]
Multimanager 2010 Lifetime Portfolio	0.50%	December 31, 2021
Multimanager 2015 Lifetime Portfolio	0.52%	December 31, 2021
Multimanager 2020 Lifetime Portfolio	0.54%	December 31, 2021
Multimanager 2025 Lifetime Portfolio	0.56%	December 31, 2021
Multimanager 2030 Lifetime Portfolio	0.57%	December 31, 2021
Multimanager 2035 Lifetime Portfolio	0.59%	December 31, 2021
Multimanager 2040 Lifetime Portfolio	0.58%	December 31, 2021
Multimanager 2045 Lifetime Portfolio	0.58%	December 31, 2021
Multimanager 2050 Lifetime Portfolio	0.60%	December 31, 2021
Multimanager 2055 Lifetime Portfolio	0.59%	December 31, 2021
Multimanager 2060 Lifetime Portfolio	0.58%	December 31, 2021
Multimanager 2065 Lifetime Portfolio	0.58%	December 31, 2021
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APPENDIX E

Class Specific Contractual Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average daily net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix F in addition to a Class Expense Waiver for the same share class, the Class Expense Waiver will be applied first and if following the application of the Class Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix F) exceed the percentage of average daily net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix F (the “Class Level Contractual Total Operating Expense Limitation”), the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix F) of the share class exceed the Class Level Contractual Total Operating Expense Limitation.

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class	Expiration Date of Expense Limit
N/A
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APPENDIX F

Class Specific Voluntary Expense Limitations

For each Fund listed in the table below, the Adviser voluntarily agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average daily net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Voluntary Expense Waiver”).

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix G in addition to a Class Voluntary Expense Waiver for the same share class, the Class Voluntary Expense Waiver will be applied first and if following the application of the Class Voluntary Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix G) exceed the percentage of average daily net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix G (the “Class Level Voluntary Total Operating Expense Limitation”), the Adviser agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix G) of the share class exceed the Class Level Voluntary Total Operating Expense Limitation.

The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

Fund	Class	Effective Date of Expense Limit
N/A
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APPENDIX G

Class Level Contractual Total Operating Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average daily net assets (on an annualized basis) attributable to the class set forth in the table.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class 1	Class A	Class C	Class I	Class R2	Class R4	Class R5	Class R6	Class NAV	Expiration Date of Expense Limit
Blue Chip Growth Fund	N/A	1.14%	1.89%	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2021
Equity Income Fund	N/A	1.14%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2021
Floating Rate Income Fund	0.70%	1.00%	1.75%	0.77%	N/A	N/A	N/A	0.66%	0.66%	December 31, 2021
International Small Company Fund	N/A	1.39%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2021
Retirement Income 2040 Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.42%	N/A	April 30, 2022[1]

1 At the March 23-25, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the increase of the class level contractual limit for Class R4 shares of Retirement Income 2040 Fund to 0.42%, with an expiration date of April 30, 2022, effective upon the current expiration of April 30, 2021.

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APPENDIX H

Voluntary Total Operating Expense Limitations

For each Fund listed in the table below, the Adviser voluntarily agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average daily net assets (on an annualized basis) attributable to the class set forth in the table.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Effective Date of Expense Limit
Diversified Strategies Fund	1.70%	N/A	N/A	1.39%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	September 20, 2013
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APPENDIX I

Fund Level Investment Management Fee Waivers

International Strategic Equity Allocation Fund Strategic Equity Allocation Fund

U.S. Sector Rotation Fund

The Adviser voluntarily agrees to waive its management fee for each Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average daily net assets (on an annualized basis) of the Fund. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Strategic Income Opportunities Fund

The Adviser contractually agrees to reduce its management fee (after giving effect to asset-based breakpoints) by 0.02% as a percentage of average daily net assets of the Fund. The current expense limitation agreement expires on December 31, 2021, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

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APPENDIX J

Class Only Contractual Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average daily net assets (on an annualized basis) attributable to the class set forth in the table.

“Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividend expense. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class A	Class R2	Class R4	Class R5	Class R6	Class I	Expiration Date of Expense Limit
Multimanager Lifestyle Aggressive Portfolio	0.41%	N/A	N/A	N/A	N/A	0.11%	April 30, 2022
Multimanager Lifestyle Growth Portfolio	0.41%	N/A	N/A	N/A	N/A	0.11%	April 30, 2022
Multimanager Lifestyle Balanced Portfolio	0.41%	N/A	N/A	N/A	N/A	0.11%	April 30, 2022
Multimanager Lifestyle Moderate Portfolio	0.41%	N/A	N/A	N/A	N/A	0.11%	April 30, 2022
Multimanager Lifestyle Conservative Portfolio	0.41%	N/A	N/A	N/A	N/A	0.11%	April 30, 2022[1]
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APPENDIX K

Voluntary Adviser Waiver Agreements

The following voluntary expense waivers will continue in effect until terminated at any time by the Adviser on notice to the Trust.

T. Rowe Price Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for each of the following Funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the Fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated September 30, 2011.

Blue Chip Growth Fund

Capital Appreciation Value Fund

Equity Income Fund

Health Sciences Fund

Mid Value Fund

Science & Technology Fund

Science and Technology Fund

The Adviser voluntarily agrees to waive its advisory fee for the Science & Technology Fund so that the amount retained by the Adviser after payment of the subadvisory fee does not exceed 0.45% of the Fund’s average daily net assets. This voluntary management fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Retirement Income 2040 Fund

The Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Retirement Income 2040 Fund (after giving effect to asset-based breakpoints) by 0.12% of the Retirement Income 2040 Fund ‘s average daily net assets.

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APPENDIX L

Alternative Asset Allocation Expense Limitation Agreements Alternative Asset Allocation Fund

The Adviser contractually agrees to reduce its advisory fee that would be payable by the Fund by 0.05% of the Fund’s average daily net assets up to $5 billion, and by 0.025% on average daily net assets of the Fund over $5 billion. This expense limitation agreement expires on December 31, 2021, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Alternative Asset Allocation Fund

The Adviser contractually agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.55% of the Fund’s first $5 billion of average daily net assets and 0.525% of the Fund’s average daily net assets in excess of $5 billion. This expense limitation agreement expires on December 31, 2022, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.1

1 At the March 23-25, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the expense limitation agreement set forth above, with an expiration date of December 31, 2022.

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APPENDIX M

Voluntary Adviser Expense Limitation Agreements

Multimanager Lifestyle Portfolios (formerly Lifestyle Portfolios)

The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average daily net assets and 0.49% of the Fund’s average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Multi-Index Lifestyle Portfolios (formerly Lifestyle II Portfolios)

The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle II Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average daily net assets and 0.49% of the Fund’s average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Multimanager Lifetime Portfolios (formerly Retirement Living Portfolios)

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Living Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average daily net assets and 0.50% of the Fund’s average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Multi-Index Lifetime Portfolios (formerly Retirement Living II Portfolios)

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Living II Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average daily net assets and 0.50% of the Fund’s average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Multi-Index Preservation Portfolios (formerly Retirement Choices Portfolios)

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Choices Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average daily net assets and 0.50% of the Fund’s average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

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Funds Listed in Attachment A

For each Fund listed in Attachment A, the Adviser voluntarily agrees to reduce its management fee, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) class specific expenses (g) underlying fund expenses (“acquired fund fees”) and (h) short dividend expense. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

Attachment A

Fund Name	Cap %
JHF II Absolute Return Currency Fund	0.150%
JHF II Blue Chip Growth Fund	0.200%
JHF II Capital Appreciation Fund	0.200%
JHF II Capital Appreciation Value Fund	0.200%
JHF II Core Bond Fund	0.150%
JHF II Emerging Markets Debt Fund	0.150%
JHF II Emerging Markets Fund	0.250%
JHF II Equity Income Fund	0.200%
JHF II Floating Rate Income Fund	0.150%
JHF II Fundamental Global Franchise Fund	0.250%
JHF II Fundamental All Cap Core Fund	0.200%
JHF II Multi-Asset Absolute Return Fund	0.200%
JHF II Opportunistic Fixed Income Fund (formerly JHF II Global Bond Fund)	0.150%
JHF II Global Equity Fund	0.250%
JHF II Health Sciences Fund	0.200%
JHF II High Yield Fund	0.150%
JHF II International Small Company Fund	0.250%
JHF II International Strategic Equity Allocation Fund	0.250%
JHF II Mid Cap Stock Fund	0.200%
JHF II Mid Value Fund	0.200%
JHF II New Opportunities Fund	0.200%
JHF II Real Estate Securities Fund	0.200%
JHF II Science & Technology Fund	0.200%
JHF II Short Duration Credit Opportunities Fund	0.150%
JHF II Small Cap Value Fund	0.200%
JHF II Strategic Equity Allocation Fund	0.200%
JHF II Strategic Income Opportunities Fund	0.150%
JHF II U.S. High Yield Bond Fund	0.150%
JHF II U.S. Sector Rotation Fund	0.200%
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